Exhibit 4.1

Execution Version

To:	The Bank of Nova Scotia as Facility Agent

Copy to: Lenders under the Revolving Facility

From:	Amsterdamse Beheer-En Consultingmaatschappij B.V. (the Parent) for itself and as agent for each of the other Obligors party to the Facilities Agreement (as defined below)

14 September 2016

Dear Sirs,
The facilities agreement dated 27 January 2014 (as amended and restated on 10 February 2014 and 11 March 2014) between, among others, the Parent, Ziggo B.V. as Original Borrower, The Bank of Nova Scotia as Facility Agent and lNG Bank N.V. as Security Agent (the “Facilities Agreement”)

1.	Background

(a)	This letter is supplemental to and amends the Facilities Agreement.

(b)	Pursuant to Clause 43.2(f) (Consents) of the Facilities Agreement, , each Lender under the Revolving Facility has consented to the amendments contemplated by this letter.

2.	Interpretation

(a)	Capitalised terms defined in the Facilities Agreement have the same meaning when used in this letter unless expressly defined in this letter.

(b)
The provisions of Clause 1.2 (Construction) of the Facilities Agreement apply to this letter as though they were set out in full in this letter except that references to the Facilities Agreement are to be construed as references to this letter.

(c)
This letter will take effect on the later of the date on which (i) the Facility Agent countersigns this letter and (ii) the Facility Agent notifies the Parent and the Lenders under the Revolving Facility that it has received the documents and evidence set out in Schedule 1(Conditions Precedent Documents) to this letter, in each case in form and substance satisfactory to it (acting reasonably), or, as the case may be, the requirement to provide any of such documents or evidence has been waived by the Facility Agent on behalf of the Lenders under the Revolving Facility (the “Effective Date”).

3.	Amendments

(a)	The Facilities Agreement will be amended from the Effective Date in accordance with subparagraph (b) below.

(b)	The Facilities Agreement will be amended such that paragraph (a) in the definition of “Final Maturity Date” shall be deleted in its entirety and replaced as follows:
“(a) in respect of the Revolving Facility, 31 December 2022”.

4.	Confirmation
The Parent confirms that its obligations under Clause 30 (Guarantee and indemnity) of the Facilities Agreement continue to apply for the benefit of the Finance Parties under the Finance Documents and extend to all Facilities including the Revolving Facility (as amended by this letter) and further confirms that the Security Interests created by it under the Security Documents extends to secure liabilities under all Facilities including the Revolving Facility (as amended by this letter).

5.	Miscellaneous

(a)	This letter is a Finance Document.

(b)	From the Effective Date, the Facilities Agreement and this letter will be read and construed as one document.

(c)	Except as otherwise provided in this letter, the Finance Documents remain in full force and effect.

(d)
The provisions of Clauses 40 (Notices and Delivery of Information), 42 (Partial Invalidity), 44 (Third Party Rights) and 47 (Jurisdiction) of the Facilities Agreement apply to this letter as though they were set out in full in this letter except that references to the Facilities Agreement are to be construed as references to this letter.

(e)
This letter may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart signature page of this letter by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this letter.

(f)	This letter has been entered into on the date stated at the beginning of this letter.

6.	Governing Law
This letter, including all non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, English Law.

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SCHEDULE 1
CONDITIONS PRECEDENT DOCUMENTS

1.	Constitutional Documents

(a)
A copy of its up-to-date constitutional documents or a certificate of an authorised officer of each Obligor confirming that the Obligor has not amended its constitutional documents in a manner which could reasonably be expected to be materially adverse to the interests of the Lenders since the date an officer’s certificate in relation to the Obligor was last delivered to the Facility Agent.

(b)	An extract of the registration of each Obligor established in the Netherlands in the trade register of the Dutch Chamber of Commerce.

2.	Authorisation

(a)
A copy of a board resolution of the management board and, to the extent applicable, board of supervisory directors (or equivalent) and, to the extent that a shareholders’ resolution is required, a copy of a shareholders’ resolutions of each Obligor:

(i)	approving the terms of and the transactions contemplated by this letter; and

(ii)	in the case of the Parent, resolving that it execute this letter;

(iii)	in the case of each Obligor other than the Parent, resolving that it execute the confirmation described at paragraph 5 below.

(b)
A duly completed certificate of a duly authorised officer of the Parent in the form attached in Part 3 of Schedule 9 (Form of Additional Facility Officer’s Certificate) of the Facilities Agreement with such amendments as the Facility Agent may agree.

3.	Fees
Evidence that the agreed fees payable by the Parent or the relevant Borrower (or both) in connection with this letter have been or will be paid.

4.	Legal Opinions

(a)
An English law legal opinion of Allen & Overy LLP, London addressed to the Finance Parties covering the relevant obligations to be assumed by the Parent under this letter being legal, valid, binding and enforceable against it.

(b)
A Dutch law legal opinion of Allen & Overy LLP, Amsterdam addressed to the Finance Parties covering the relevant obligations to be assumed by the Parent under this letter being legal, valid, binding and enforceable against it.

5.	Other Documents
Confirmation (in writing) from each Guarantor that its obligations under Clause 30 (Guarantee and Indemnity) of the Facilities Agreement continue to apply for the benefit of the Finance Parties under the Finance Documents and for the avoidance of doubt extend to all Facilities including the Revolving Facility (as amended by this letter) and that the Security Interests created by the relevant Guarantor under the Security Documents extend to secure liabilities under all Facilities including the Revolving Facility (as amended by this letter).

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If you agree to the terms of this letter, please sign where indicated below.

Yours faithfully,

PARENT

/s/ Authorized Signatory

For
AMSTERDAMSE BEHEER-EN CONSULTINGMAATSCHAPPIJ B.V.
for itself and as agent for the other Obligors party to the Facilities Agreement

(Signature page to Ziggo RCF Extension Amendment Letter)

FORM OF ACKNOWLEDGEMENT
We agree to the terms of this letter.

FACILITY AGENT
/s/ Authorized Signatory

For
THE BANK OF NOVA SCOTIA

(Signature page to Ziggo RCF Extension Amendment Letter)

THE REVOLVING FACILITY LENDERS

/s/ Authorized Signatory

For
BARCLAYS BANK PLC

(Signature page to Ziggo RCF Extension Amendment Letter)

THE REVOLVING FACILITY LENDERS

/s/ Authorized Signatory

For
BNP PARIBAS FORTIS SA/NV

(Signature page to Ziggo RCF Extension Amendment Letter)

THE REVOLVING FACILITY LENDERS

/s/ Authorized Signatory

For
GOLDMAN SACHS BANK USA

(Signature page to Ziggo RCF Extension Amendment Letter)

THE REVOLVING FACILITY LENDERS

/s/ Authorized Signatory

For
ABN AMRO BANK N.V.

(Signature page to Ziggo RCF Extension Amendment Letter)

THE REVOLVING FACILITY LENDERS

/s/ Authorized Signatory

For
BANK OF AMERICA, N.A., LONDON BRANCH

(Signature page to Ziggo RCF Extension Amendment Letter)

THE REVOLVING FACILITY LENDERS

/s/ Authorized Signatory

For
Coöperatieve Rabobank U.A.

(Signature page to Ziggo RCF Extension Amendment Letter)

THE REVOLVING FACILITY LENDERS

/s/ Authorized Signatory

For
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

(Signature page to Ziggo RCF Extension Amendment Letter)

THE REVOLVING FACILITY LENDERS

/s/ Authorized Signatory

For
CREDIT SUISSE AG, LONDON BRANCH

(Signature page to Ziggo RCF Extension Amendment Letter)

THE REVOLVING FACILITY LENDERS

/s/ Authorized Signatory

For
DEUTSCHE BANK AG, LONDON BRANCH

(Signature page to Ziggo RCF Extension Amendment Letter)

THE REVOLVING FACILITY LENDERS

/s/ Authorized Signatory

For
HSBC BANK PLC

(Signature page to Ziggo RCF Extension Amendment Letter)

THE REVOLVING FACILITY LENDERS

/s/ Authorized Signatory

For
ING BANK N.V.

(Signature page to Ziggo RCF Extension Amendment Letter)

THE REVOLVING FACILITY LENDERS

/s/ Authorized Signatory

For
JP MORGAN CHASE BANK, N.A., LONDON BRANCH

(Signature page to Ziggo RCF Extension Amendment Letter)

THE REVOLVING FACILITY LENDERS

/s/ Authorized Signatory

For
MORGAN STANLEY BANK, N.A.

(Signature page to Ziggo RCF Extension Amendment Letter)

THE REVOLVING FACILITY LENDERS

/s/ Authorized Signatory

For
NOMURA INTERNATIONAL PLC

(Signature page to Ziggo RCF Extension Amendment Letter)

THE REVOLVING FACILITY LENDERS

/s/ Authorized Signatory

For
SCOTIABANK EUROPE PLC

(Signature page to Ziggo RCF Extension Amendment Letter)

THE REVOLVING FACILITY LENDERS

/s/ Authorized Signatory

For
SOCIÉTÉ GÉNÉRALE, LONDON BRANCH

(Signature page to Ziggo RCF Extension Amendment Letter)

THE REVOLVING FACILITY LENDERS

/s/ Authorized Signatory

For
MEDIOBANCA INTERNATIONAL (LUXEMBOURG) S.A.

(Signature page to Ziggo RCF Extension Amendment Letter)